EXHIBIT 99.1





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SYNERGY RESOURCES  CORPORATION  ANNOUNCES EXERCISE OF OVER-ALLOTMENT AND CLOSING
OF STOCK OFFERING

Platteville,  CO--February 2,  2015--Synergy  Resources  Corporation  (NYSE MKT:
SYRG) (the "Company") announced today the closing of an underwritten public offering of an aggregate of 18,613,952 shares of the Company's common stock at a price to the public of $10.75 per share. The shares sold to the underwriters included 2,427,906 shares sold by the Company pursuant to an over-allotment option that was exercised by the underwriters in full on January 29, 2015. The Company received net proceeds (after underwriting discounts and commissions and estimated expenses) of approximately $190.7 million. The Company intends to use the net proceeds from the offering, along with cash on hand, to fund additional asset acquisitions in the Wattenberg Field which may become available from time to time, to pay down outstanding indebtedness under its revolving credit facility and for corporate purposes, including working capital.

In connection with the common stock offering, Seaport Global Securities LLC acted as sole book-runner/co-lead manager, Johnson Rice & Company L.L.C. acted as co-lead manager, KeyBanc Capital Markets Inc. and SunTrust Robinson Humphrey, Inc. acted as senior co-managers and IBERIA Capital Partners L.L.C., Roth Capital Partners, LLC, Wunderlich Securities, Inc., Canaccord Genuity Inc., Euro Pacific Capital Inc., GMP Securities LLC, Imperial Capital LLC and Northland Securities, Inc. acted as co-managers.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The offering was made pursuant to an effective registration statement on Form S-3 previously filed by the Company with the Securities and Exchange Commission.

ABOUT SYNERGY RESOURCES CORPORATION

Synergy Resources Corporation is a domestic oil and natural gas exploration and production company. Synergy's core area of operations is in the Denver-Julesburg Basin, which encompasses Colorado, Wyoming, Kansas, and Nebraska. The Wattenberg field in the D-J Basin ranks as one of the most productive fields in the U.S. The company's corporate offices are located in Platteville, Colorado.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of

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1934 (the "Exchange  Act").  All statements  other than statements of historical facts included in this press release regarding our financial position, business strategy, plans and objectives of management for future operations and industry conditions, and are forward-looking statements. When used in this press release, forward-looking statements are generally accompanied by terms or phrases such as "estimate," "project," "predict," "believe," "expect," "anticipate," "target," "plan," "intend," "seek," "goal," "will," "should," "may" or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: general economic or industry conditions, nationally and/or in the communities in which Synergy conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, the ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting the Company's operations.

These forward-looking statements are based on current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Synergy's control.


CONTACT:

Investor Relations Contact:
Jon Kruljac
Synergy Resources Corporation
jkruljac@syrginfo.com
Tel (303) 840-8166

Company Contact:
Rhonda Sandquist
Synergy Resources Corporation
rsandquist@syrginfo.com
Tel (970) 737-1073